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                                Alston & Bird LLP


                                 90 Park Avenue
                            New York, New York 10016

                                  212-210-9400
                                Fax: 212-210-9444
                                 www.alston.com

                                                                     Exhibit 5.2
                                                         (includes Exhibit 23.2)

                                 August 22, 2003

Chevy Chase Bank, F.S.B.
7501 Wisconsin Avenue
Bethesda, Maryland  20814

     Re: Chevy Chase Bank, F.S.B. - Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission on July 18, 2003 (Registration No. 333-107153)

Ladies and Gentlemen:

     We have acted as counsel for Chevy Chase Bank, F.S.B., a federally chartered and federally insured stock savings bank (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of asset-backed securities (the "Securities") consisting of either certificates ("Certificates") or notes ("Notes"), and the related preparation and filing of the above-referenced registration statement, including Amendment No. 1 to the registration statement filed on August 22, 2003 (collectively, the "Registration Statement").

     As set forth in the Registration Statement:

     (i) The Certificates are issuable in series under separate pooling and servicing agreements (each such agreement a "Pooling and Servicing Agreement") among (a) either the Registrant or a wholly owned subsidiary of the Registrant (the "Subsidiary") as specified in the prospectus supplement for such series of Certificates, (b) a servicer to be identified in the prospectus supplement for such series of Certificates, and (c) a trustee to be identified in the prospectus supplement for such series of Certificates.

     (ii) The Notes are issuable in series under separate indentures (each such agreement an "Indenture") between an indenture trustee to be identified in the prospectus supplement for such series of Notes and an issuer to be identified in the prospectus supplement for such series of Notes (each such issuer an "Issuer").

     Each Pooling and Servicing Agreement and Indenture (including the forms of Securities included in the forms of each such Agreement) will be, in all material respects



    One Atlantic Center      Bank of America Plaza   3201 Beechleaf Court,   601 Pennsylvania Avenue, N.W.   Brienner Strasse 11/V
1201 West Peachtree Street  101 South Tryon Street,        Suite 600         North Building, 10th Floor           80333 Munich
  Atlanta, GA 30309-3424          Suite 4000         Raleigh, NC 27604-1062    Washington, DC 20004-2601       (49) (89) 238-0-70
       404-881-7000        Charlotte, NC 28280-4000       919-862-2200                202-756-3300         Fax: (49) (89) 238-0-7110
     Fax: 404-881-7777           704-444-1000           Fax: 919-862-2260          Fax: 202-756-3333        (Representative Office)
                              Fax: 704-444-1111

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Chevy Chase Bank, F.S.B.
August 22, 2003
Page 2

relevant hereto, substantially in the form of the exhibits filed with or incorporated by reference into the Registration Statement.

     In rendering this opinion, as to relevant factual matters we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

     (i) the Registrant's Charter, the Registrant's By-laws, the Subsidiary's certificate of formation and a form of the Subsidiary's limited liability company operating agreement, and

     (iii) such other documents and records of the Registrant and the Subsidiary, and such public documents and records, as we have deemed necessary for purposes of this opinion.

     Any opinion expressed herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, conservatorship, reorganization, liquidation, voidable preference, fraudulent conveyance or transfer, moratorium and other similar laws affecting the rights of creditors, secured parties or other obligees, (iii) the effect of certain laws, regulations and judicial and other decisions upon the availability and enforceability of certain remedies (including the remedies of specific performance and self-help) and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection, and (iv) public policy considerations, to the extent that such public policy considerations limit the enforceability of any provision of any agreement that purports or is construed to provide indemnification with respect to securities law violations.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. Each Indenture, assuming the due authorization, execution and delivery thereof by the parties thereto, will be a valid and legally binding agreement of the applicable Issuer under the laws of the State of New York, enforceable against such Issuer in accordance with its terms.

     2. Each series of Notes, assuming the due authorization, execution and delivery of the related Indenture, the execution and authentication of such Notes in accordance with that Indenture and the delivery thereof and payment therefor as contemplated in the prospectus supplement delivered in connection therewith, will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of that Indenture.

     3. Each Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the parties thereto, will be a valid and legally binding

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Chevy Chase Bank, F.S.B.
August 22, 2003
Page 3

agreement of the Registrant or the Subsidiary, as applicable, under the laws of the State of New York, enforceable against the Registrant or the Subsidiary, as applicable, in accordance with its terms.

     4. Each series of Certificates, assuming the due authorization, execution and delivery of the related Pooling and Servicing Agreement, the execution and authentication of such Certificates in accordance with that Pooling and Servicing Agreement and the delivery and payment therefor as contemplated in the prospectus supplement delivered in connection therewith, will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of that Pooling and Servicing Agreement.

     In rendering this opinion, we do not express any opinion concerning any laws other than the federal laws of the United States, the laws of the State of New York (excluding choice of law rules that would result in the application of the laws of another jurisdiction) and the Limited Liability Company Act of the State of Delaware. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed above.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the headings "Legal Matters" and "Certain Legal Matters" in the Registration Statement and related prospectus and prospectus supplement relating to one or more of the series of Securities, without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                               Very truly yours,

                                               /s/ Alston & Bird LLP